Exhibit 1.1

[Number of Shares]

NATIONAL CINEMEDIA, INC.

Common Stock

UNDERWRITING AGREEMENT

[        ], 2007

CREDIT SUISSE SECURITIES (USA) LLC

J.P. MORGAN SECURITIES INC.

LEHMAN BROTHERS INC.

MORGAN STANLEY & CO. INCORPORATED,

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. National CineMedia, Inc., a Delaware corporation (“Company”), proposes to issue and sell to the Underwriters (as defined below) [    ] shares (“Firm Securities”) of its common stock, $0.01 par value per share (“Securities”) and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [    ] additional shares (“Optional Securities”) of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” As part of the offering contemplated by this Agreement, Credit Suisse Securities (USA) LLC (the “Designated Underwriter”) has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to [    ] shares, for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, “Participants”), as set forth in the Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus. The Company hereby agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) as follows:

For the avoidance of doubt, it shall be understood and agreed by the parties hereto that any and all references in this Agreement to “subsidiaries” of the Company shall be deemed to include National CineMedia, LLC, a Delaware limited liability company (“NCM LLC”).

Any reference in this Agreement, to the extent the context requires, to the “Reorganization” and “Financing Transaction” shall have the meanings ascribed thereto in the Prospectus (as defined below). Any reference to the business, assets, earnings, losses, properties, liabilities, contracts, agreements, obligations, instruments or subsidiaries of NCM LLC means the business, assets, earnings, losses, properties, liabilities, contracts, agreements, obligations, instruments or subsidiaries of the Company and NCM LLC that have been or will be retained by NCM LLC pursuant to the Reorganization. “Transaction Documents” shall mean the following agreements to be entered into in connection with the Reorganization: (i) the Exhibitor Services Agreement to be entered into by and between NCM LLC and Regal Cinemas, Inc. (ii) the Exhibitor Services Agreement to be entered into by and between NCM LLC and American Multi-Cinema, Inc., (iii) the Exhibitor Services Agreement to be entered into by and between NCM LLC and Cinemark USA, Inc., (iv) the Third Amended and Restated Limited Liability Company Operating Agreement to be entered into by and among NCM Inc., Regal CineMedia Holdings, LLC, American Multi-Cinema, Inc. and Cinemark Media, Inc., (v) the Loews Screen Integration Agreement to be entered into by and among NCM LLC and American Multi-Cinema, Inc., (vi) the Tax Receivable Agreement to be entered into by and among NCM Inc., NCM LLC, Regal CineMedia Holdings, LLC, Cinemark Media, Inc., Regal Cinemas, Inc., American Multi-Cinema, Inc. and Cinemark USA, Inc and (vii) the Common Unit Adjustment Agreement to be entered into by and among NCM Inc., NCM LLC, Regal CineMedia Holdings, LLC, American Multi-Cinema, Inc., Cinemark Media, Inc., Regal Cinemas, Inc., and Cinemark USA, Inc.

2. Representations and Warranties of the Company. Each of the Company and NCM LLC jointly and severally represents and warrants to, and agrees with, the several Underwriters that:

(a) A registration statement on Form S-1 (No. 333-137976) (“initial registration statement”) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (“Commission”) and an additional registration statement (“additional registration statement”) relating to the Offered Securities may have been or may be filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933 (“Act”). “Initial Registration Statement” as of any time means the initial registration statement, in the form then filed with the Commission, including all information contained in the additional registration statement (if any) and then deemed to be a part of the initial registration statement pursuant to the General Instructions of the Form on which it is filed and all information (if any) included in a prospectus then deemed to be a part of the initial registration statement pursuant to Rule 430C (“Rule 430C”) under the Act or retroactively deemed to be a part of the initial registration statement pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act and that in any case has not then been superseded or modified. “Additional Registration Statement” as of any time means the additional registration statement, in the form then filed with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all information (if any) included in a prospectus then deemed to be a part of the additional registration statement pursuant to Rule 430C or retroactively deemed to be a part of the additional registration statement pursuant to Rule 430A(b) and that in any case has not then been superseded or modified. The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” “Registration Statement” as of any time means the Initial Registration Statement and any

Additional Registration Statement as of such time. For purposes of the foregoing definitions, information contained in a form of prospectus that is deemed retroactively to be a part of a Registration Statement pursuant to Rule 430A shall be considered to be included in such Registration Statement as of the time specified in Rule 430A. As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended (except as contemplated in compliance with Rule 430C and 430A(b)). Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended (except as contemplated in compliance with Rule 430C and 430A(b)). The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement. For purposes of this Agreement, “Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act. If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the Initial Registration Statement or the Additional Registration Statement (if any) means the date of the Effective Time thereof. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. “Statutory Prospectus” as of any time means the prospectus included in a Registration Statement immediately prior to that time, including any information in a prospectus deemed to be a part thereof pursuant to Rule 430A or 430C that has not been superseded or modified. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of a Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act. “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Act, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. “Applicable Time” means [    ]:00 [a/p]m (Eastern time) on the date of this Agreement.

(b)(i) On the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c)(i) At the time of initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 (“Rule 405”) under the Act, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated [    ], 2006 (which is the most recent Statutory Prospectus distributed to investors generally) and the information set forth in Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies Credit Suisse Securities (USA) LLC (“Credit Suisse”) as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify Credit Suisse and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect (as defined in subsection (q) below).

(g) Each subsidiary of the Company has been duly incorporated or formed and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, with power and authority (corporate or other, as applicable) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interests, as applicable, of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other equity interests, as applicable, of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(h) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights or other similar rights with respect to the Securities, and after the Reorganization the stockholders of the Company will have no preemptive rights or other similar rights with respect to the Securities.

(i) Except as disclosed in the General Disclosure Package and the registration rights in the Amended and Restated Limited Liability Company Operating Agreement dated as of July 15, 2005 by and among Cinemark media, Inc., National Cinema Network, Inc. and Regal CineMedia Holdings, LLC, as amended (which agreement, including the registration rights contained therein, will terminate on the First Closing Date), there are no contracts, agreements or understandings between the Company or NCM LLC and any person that would give rise to a valid claim against the Company or NCM LLC or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(j) Except for the registration rights disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company or NCM LLC and any person granting such person the right to require the Company or NCM LLC to file a registration statement under the Act with respect to any securities of the Company or NCM LLC owned or to be owned by such person or to require the Company or NCM LLC to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or NCM LLC under the Act.

(k) The Offered Securities have been approved for listing on The Nasdaq Global Select Market subject to notice of issuance.

(l) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws.

(m) Each of the Transaction Documents to be entered into by NCM LLC and NCM Inc., as applicable, in connection with the Reorganization has been duly authorized and, when duly executed and delivered, will constitute the valid and legally binding obligation of NCM LLC and NCM Inc., as applicable, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(n) The execution, delivery and performance of this Agreement and the Transaction Documents, the issuance and sale of the Offered Securities, compliance with the terms and provisions of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (ii) except for the Credit Agreement dated as of March 22, 2006, among National CineMedia, LLC, the Lenders party thereto, Citicorp North America, Inc., as Administrative Agent, Collateral Agent and Syndication Agent, Citibank, N.A., as Issuing Bank, Citigroup Global Markets Inc., as Lead Arranger and

Bookrunner, and Bank of America, N.A., Credit Suisse and Lehman Commercial Paper Inc., as Co-Documentation Agents, any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound (including, without limitation, those to be entered into in connection with the Reorganization and Financing Transaction) or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or charter, by-laws, certificate of formation, limited liability company agreement or similar document or agreement, as applicable, of any such subsidiary, except with respect to (i) and (ii) above only for such breaches, violations or defaults which individually or in the aggregate are not reasonably likely to have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(o) This Agreement has been duly authorized, executed and delivered by the Company and NCM LLC.

(p) Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other material properties and material assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(q) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(r) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company or NCM LLC, is imminent that is reasonably likely to have a Material Adverse Effect.

(s) The Company and its subsidiaries own, possess, license or, to the Company’s knowledge, can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and, except as to matters which have been resolved, have not received any notice of infringement or other violation of any intellectual property rights of any third party that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(t) Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, in either case, with jurisdiction over the Company, its subsidiaries or its properties relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and neither the Company nor NCM LLC is aware of any pending investigation which might lead to such a claim.

(u) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or NCM LLC to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s or NCM LLC’s knowledge, contemplated.

(v) The financial statements and the related notes thereto included in each Registration Statement and the General Disclosure Package present fairly the financial positions of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements and the related notes have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the schedules included in each Registration Statement present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(w) Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package of the Company and NCM LLC, respectively, there has been no material adverse change, nor any development or event which is reasonably likely to result in a material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole or NCM LLC, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or paid or made by NCM LLC with respect to its equity interests.

(x) Neither the Company nor any of its subsidiaries is, and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will be an “investment company” as defined in the Investment Company Act of 1940.

(y) All material Tax returns required to be filed by the Company or any of its subsidiaries have been filed in all jurisdictions where such returns are required to be filed, which returns are true, complete, and correct in all material respects and all Taxes shown on such returns have been paid. All material Taxes due or claimed to be due from the Company and each of its subsidiaries have been paid, other than those (A) currently payable without penalty or interest or (B) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (A) and (B), adequate reserves have been established on the books and records of the Company and its subsidiaries in accordance with U.S. GAAP. No material deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against the Company or any of its subsidiaries. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(z) Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith and neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries or has otherwise made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(aa) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, in each case, to the extent applicable to or binding on the Company and its subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(bb) There is and has been no failure on the part of the Company, NCM LLC, nor any of their respective directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Company and NCM LLC.

(cc) Each of the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The general accounting records of the Company and of each of its subsidiaries provide the basis for the preparation of the Company’s consolidated financial statements under U.S. GAAP and have been maintained in compliance with applicable laws. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Securities Exchange Act of 1934 (the “Exchange Act”)) that are effective in ensuring that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

(dd) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Prospectus accurately and fully describes in all material respects (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the material judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the estimated likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(ee) Except as disclosed in the General Disclosure Package, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of its subsidiaries and any director or executive officer of the Company or any of its subsidiaries or any person connected with such director or executive officer (including his/her spouse, children, and any company or undertaking in which he/she holds a controlling interest). There are no relationships or transactions between the Company or any of its subsidiaries, on the one hand, and its affiliates, officers and directors or their stockholders, customers or suppliers, on the other, which, although required to be disclosed, are not disclosed in the Prospectus.

(ff) There are no material contracts or documents that are required to be described in the Registration Statements or the Prospectus or to be filed as exhibits thereto that have not been so described and filed as required.

(gg) Deloitte and Touche LLP, who have audited certain financial statements of the Company and its subsidiaries, are an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(hh) Neither the Company, NCM LLC nor any of their respective officers, directors or affiliates have taken or will take, directly or indirectly, any action that is designed to or which has constituted or which could be expected to cause or result in, stabilization or manipulation of the price of any security of the Company or NCM LLC to facilitate the sale or resale of the Offered Securities.

(ii) Furthermore, the Company and NCM LLC represent and warrant to the Underwriters that none of the Directed Shares have been offered outside the United States.

(jj) Neither the Company nor NCM LLC has offered, nor caused the Underwriters to offer, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company or NCM LLC to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company, NCM LLC or their respective products.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[    ] per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of the Company at the office of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203 at [    ]A.M., Denver time, on [    ], or at such other time not later than seven full business days thereafter as Credit Suisse and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203 at least 24 hours prior to the First Closing Date.

In addition, upon written notice from Credit Suisse given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the same purchase price per share to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by Credit Suisse to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. The Company will have no obligation to sell or deliver, and the Underwriters will have no obligation to purchase, Optional Securities unless (i) the Firm Securities previously have been, or simultaneously are, sold and delivered and (ii) the common membership units of National CineMedia, LLC have been, or simultaneously are, sold and delivered pursuant to the terms of that certain Unit Purchase Agreement, dated [    ], 2007, between the Company and American Multi-Cinema, Inc., Cinemark Media, Inc. and Regal CineMedia Holdings, LLC. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Credit Suisse to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by Credit Suisse but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of the Company, at the above office of Holme Roberts & Owen LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Holme Roberts & Owen LLP at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public upon the terms and conditions as set forth in the Prospectus.

5. Certain Agreements of the Company and NCM LLC. The Company and NCM LLC agree with the several Underwriters that:

(a) The Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by Credit Suisse, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise Credit Suisse promptly of any such filing pursuant to Rule 424(b). If an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by Credit Suisse.

(b) The Company will advise Credit Suisse promptly of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without Credit Suisse’s consent (not to be unreasonably withheld or delayed), unless in the judgment of the Company and its counsel, and after notification to Credit Suisse, such amendment or supplement is required by law; and the Company will also advise Credit Suisse promptly of the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or any Statutory Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify Credit Suisse of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither Credit Suisse’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e) The Company will furnish to the Representatives copies of each Registration Statement (five of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as Credit Suisse requests The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company and NCM LLC will jointly and severally pay the expenses of printing and distributing to the Underwriters all such documents.

(f) The Company will endeavor, in cooperation with Credit Suisse, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as Credit Suisse may reasonably designate and to maintain such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) The Company and NCM LLC will jointly and severally pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as Credit Suisse designates and the printing of memoranda relating thereto for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company’s or NCM LLC’s officers and employees, for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors; provided however, that the Company and NCM LLC jointly and severally on one hand and the Underwriters jointly and severally on the other hand, shall each pay one-half of all of the expenses of the Company or NCM LLC incurred in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings. Except as otherwise provided by this Agreement, the Underwriters shall pay their own costs and expenses in connection with the transactions contemplated hereby, including, without limitation, fees and expenses of their counsel.

(h) Except in connection with the Reorganization and as contemplated by this Agreement with respect to the Offered Securities, for the period specified below (the “Lock-Up Period”), the Company and NCM LLC will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable, redeemable or exercisable for any shares of its Securities, except grants of employee stock options or restricted stock pursuant to the terms of the Company’s 2007 Equity Incentive Plan, grants of any other employee stock options to be issued in substitution for the options previously granted pursuant to the National CineMedia 2006 Unit Option Plan, as amended, the issuance of options or restricted stock as “IPO awards” pursuant to the terms of the National CineMedia 2006 Unit Option Plan, as amended, and the issuances of Securities pursuant to the exercise of any such options described in this paragraph or the filing of a registration statement on Form S-8 relating to the securities issuable upon the exercise of such options or the issuance of restricted stock. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 180 days after the date hereof or such earlier date that Credit Suisse consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless Credit Suisse waives, in writing, such extension. The Company will provide Credit Suisse with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(i) For the Lock-Up Period, the Company will (i) not allow grantees of equity awards to sell or otherwise transfer, without the prior written consent of Credit Suisse, any securities subject to the restrictions set forth in the respective stock option or other equity award agreements that the Company has entered into with such grantees in connection with the Company’s 2007 Equity Incentive Plan (the “Stock Option Shares”) and (ii) instruct the transfer agent to impose stop transfer instructions with respect to the Stock Option Shares.

(j) The Company will use the net proceeds received from the sale of the Offered Securities pursuant to this Agreement and received in connection with the Financing Transaction in the manner specified in the Prospectus under the caption “Use of Proceeds”.

(k) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the “NASD”) or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(l) The Company and NCM LLC will jointly and severally pay all reasonable fees and disbursements of outside counsel incurred by the Underwriters in connection with the Directed Shares Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program.

(m) Furthermore, the Company covenants with the Underwriters that none of the Directed Shares will be offered outside the United States.

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of Credit Suisse, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in

Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and Credit Suisse is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 and has complied and will comply with the requirements of Rule 164 under the Act and Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and NCM LLC herein, to the accuracy of the statements of Company and NCM LLC officers made pursuant to the provisions hereof, to the performance by the Company and NCM LLC of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of Deloitte & Touche LLP confirming that they are an independent registered public accounting firm within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i) in their opinion the financial statements and schedules audited by them and included in the Registration Statements and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Registration Statements and the General Disclosure Package;

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company and NCM LLC, inquiries of officials of the Company and NCM LLC who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) the unaudited financial statements included in the Registration Statements or the General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

(B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the members’ equity or capital stock or any increase in short-term indebtedness or long-term debt or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets, as compared with amounts shown on the latest balance sheet included in the General Disclosure Package; or

(C) for the period from the closing date of the latest income statement included in the General Disclosure Package to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales or in the total amounts of consolidated net income, except in all cases set forth in clauses above for changes, increases or decreases which the General Disclosure Package discloses have occurred or may occur or which are described in such letter; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements, each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an “electronic road show,” as defined in Rule 433(h)) and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, if the Effective Time of the Additional Registration Statement is subsequent to the execution and delivery of this Agreement, “Registration Statements” shall mean the Initial Registration Statement and the Additional Registration Statement as proposed to be filed shortly prior to its Effective Time, and “Prospectus” shall mean the prospectus included in the Registration Statements.

(b) If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by Credit Suisse. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, NCM LLC or the Representatives, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Representatives shall have received an opinion, dated such Closing Date, of Holme Roberts & Owen LLP, counsel for the Company substantially in the form attached hereto as Annex 1.

(e) The Representatives shall have received an opinion, dated such Closing Date, of Willkie Farr & Gallagher LLP, special counsel for the Company substantially in the form attached hereto as Annex 2.

(f) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company and NCM LLC in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company and NCM LLC in this Agreement are true and correct; the Company and NCM LLC has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the Applicable Time; and, subsequent to the respective dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event which to the knowledge of such officers, is reasonably likely to result in a material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h) The Representatives shall have received a letter, dated such Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(i) On or prior to the date of this Agreement, the Representatives shall have received lock-up letters from American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and each of the executive officers and directors of the Company.

(j) The Financing Transaction shall have been completed (or shall be completed simultaneously with the transactions contemplated by this Agreement) and the net proceeds contemplated thereby (in an amount not less than $[     ]) shall have been received (or shall be received simultaneously with the receipt of the net proceeds payable hereunder) by the Company or its applicable affiliate.

(k) The Reorganization shall have been completed (or shall be completed simultaneously with the transactions contemplated by this Agreement).

The Company and NCM LLC will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. Credit Suisse may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) The Company and NCM LLC will jointly and severally indemnify and hold harmless each Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and NCM LLC will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company and NCM LLC by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

The Company and NCM LLC agree to jointly and severally indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company or NCM LLC for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Entities.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and NCM LLC, their respective directors and officers and each person, if any who controls the Company or NCM LLC within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or NCM LLC may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company and NCM LLC by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and NCM LLC in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [    ] paragraph under the caption “Underwriting” and the information contained the [    ] paragraphs under the caption “Underwriting”.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive or material procedural rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8 (a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and NCM LLC on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and NCM LLC on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and NCM LLC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and NCM LLC bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and NCM LLC or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and NCM LLC under this Section shall be in addition to any liability which the Company or NCM LLC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and NCM LLC, to each officer of the Company or NCM LLC who has signed a Registration Statement and to each person, if any, who controls the Company or NCM LLC within the meaning of the Act.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Credit Suisse may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. [Reserved.]

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, NCM LLC or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, NCM LLC or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and NCM LLC shall remain jointly and severally responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, NCM LLC and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 7(c), the Company and NCM LLC will jointly and severally reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their outside counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company or NCM LLC, will be mailed, delivered or telegraphed and confirmed to it at 9110 East Nichols Avenue, Suite 200, Centennial, Colorado 80112-3405, Attention: R. Eugene Hardy; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13. Successors. This Agreement will inure solely to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder. No purchaser of Offered Securities from any Underwriter shall be deemed a successor by reason merely of such purchase.

14. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Absence of Fiduciary Relationship. The Company and NCM LLC acknowledge and agree that:

(a) the Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and NCM LLC, on one hand, and the Representatives, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Representatives have advised or are advising the Company or NCM LLC on other matters;

(b) the price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company and NCM LLC have been advised that their Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and NCM LLC and that the Representatives have no obligation to disclose such interests and transactions to the Company and NCM LLC by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company and NCM LLC waive, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or NCM LLC in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or NCM LLC, including stockholders, employees or creditors of the Company and NCM LLC.

17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company and NCM LLC hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company and NCM LLC one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

NATIONAL CINEMEDIA, INC.

By
Name:
Title:

NATIONAL CINEMEDIA, LLC

By
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC,

J.P. MORGAN SECURITIES INC.,

LEHMAN BROTHERS INC.,

MORGAN STANLEY & CO. INCORPORATED,

Acting on behalf of themselves and as the Representatives of the several Underwriters

By	CREDIT SUISSE SECURITIES (USA) LLC

By
Name:
Title:

By	J.P. MORGAN SECURITIES INC.

By
Name:
Title:

By	LEHMAN BROTHERS INC.

By
Name:
Title:

By	MORGAN STANLEY & CO. INCORPORATED

By
Name:
Title:

SCHEDULE A

Underwriter	[Number of] Firm Securities
Credit Suisse Securities (USA) LLC

J.P. Morgan Securities Inc.

Lehman Brothers Inc.

Morgan Stanley & Co. Incorporated

AGM Securities LLC

Allen & Company LLC

Banc of America Securities LLC

Bear, Stearns & Co. Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities LLC

Total

SCHEDULE B

1.	There are [ ] shares of Firm Securities to be sold to the Underwriters.

2.	The price per share of the Firm Securities to be sold to the public is $[ ].

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